UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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INNOCOM TECHNOLOGY HOLDINGS, INC.

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INNOCOM TECHNOLOGY HOLDINGS, INC.

26th Floor, Top Glory Tower

262 Gloucester Rd., Causeway Bay

Hong Kong, PRC

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDER

General Information

This information is being provided to the shareholders of Innocom Technology Holdings, Inc. (the "Company"), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock authorizing the following:

•

file an amendment with the Nevada Secretary of State to our Articles of Incorporation authorizing an increase of our authorized common stock from 50,000,000 common shares to 490,000,000 common shares, par value $0.001 and authorizing 10,000,000 preferred shares, par value $0.001 per share;

•

that the majority shareholder of Innocom Technology Holdings, Inc. ("Innocom") approved the following resolution:  RESOLVED, that the majority shareholders of Innocom Technology Holdings, Inc., on an advisory basis, the compensation of Innocom’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Information Statement; and

•

that the majority shareholder of Innocom "approve, on an advisory basis, the compensation of Innocom's named executive officers, as disclosed in the Executive Compensation section of the Company's annual report," and approve an advisory vote on Say-on-Pay to occur every three (3) years.

The shareholders holding shares representing 60.97% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved these actions on May 31, 2013 and recommended that the Articles of Incorporation be amended in order to effectuate the change in capital.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section  provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on July 15, 2013,(the "Record Date").

The date on which this Information Statement was first sent to the shareholders is on, or about August 15, 2013.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on July 31, 2013, (the "Record Date").

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 37,898,251 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.   Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Purpose and Effect of the Increase in Company Authorized Capital

The Company's Board of Directors is taking this action to increase its authorized common stock capital because Hui Yan Sui William has indicated a willingness to convert his outstanding loans to the company into capital stock and presently the Company's authorized capital stock is not sufficient for a conversion of all the debt.  Mr. Hui Yan Sui has loaned the Company $5,145,626 Dollars.  The Company plans to convert this debt into capital stock.

Purpose and Effect of the "Say-on-Pay" Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers also known as "Say-on-Pay.   This advisory vote approves the current executive compensation of our officers.

Purpose and Effect of Advisory Vote on Frequency of "Say-on-Pay"

The Dodd-Frank Act requires that our shareholders approve the frequency with which the Company may solicit the shareholder advisory vote on our named executive officers' executive compensation.  This vote establishes that our frequency will be once every three years.

Security Ownership of Certain Owners and Management

Beneficial ownership is shown as of July 15, 2013, for shares held by (i) each person or entity known to us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock based solely upon a review of filings made with the Commission and our knowledge of the issuances by us, (ii) each of our directors, (iii) our Chief Executive Officer and our three other most highly compensated officers whose compensation exceeded $100,000 during the fiscal year ended December 31, 2012, or the Named Executive Officers, and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at 26th Floor, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong, PRC.

Security Ownership - Certain Beneficial Owners

There are no Beneficial Owners outside of management that own more than 5% of the issued and outstanding shares of common stock.  Please see the table below for certain beneficial ownership by management.

Security Ownership – Management

Amount
		And			Percentage
		Nature of			of Class
		Beneficial			Beneficially
Beneficial Owner (including address)	Title of class	Ownership (1)		Total	Owned
Hui Yan Sui, William (2)	Common	23,107,430	D	23,107,430	60.97%
Cheung Wai Hung, Eddie (2)	Common	-0-		-0-	-0-%
Tang Chin Pang, Eric (2)	Common	-0-		-0-	-0-%
Dr. Tan Ah Mee (2)	Common	-0-		-0-	-0-%
Lau Yiu Nam, Eric (2)	Common	-0-		-0-	-0-%
Qian Jian Yu, Mike (2)	Common	-0-		-0-	-0-%
Total	Common	23,107,430		23,107,430	60.97%

Notes:

(1)

– (D) stands for direct ownership

(2)

   All officers and directors use the Company’s address, 26th Floor, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong, PRC.

Management and Shareholders Voting For the Corporate Actions

Hui Yan Sui William(1)

23,107,430

Total

23,107,430

60.97%

(1) Hui Yan Sui William uses the Company’s address, 26th Floor, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong, PRC

Directors, Executive Officers, Promoters and Corporate Governance

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and officers, as of December 31, 2012, are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of the Board of Directors.

Name	Age	Position	Since

Hui Yan Sui, William	47	Chairman and Chief Executive Officer	2006

Tang Chin Pang, Eric	51	Executive Director	2006

Tan Ah Mee	66	Non-executive Director	2006

Lau Yiu Nam, Eric	53	Non-executive Director	2006

Qian Jian Yu, Mike	49	Non-executive Director	2007

Cheung Wai Hung, Eddie	58	Chief Financial Officer	2007

Hui Yan Sui, William, age 47, has approximately 20 years experience in industrial management.  In 1986, Mr. Hui established Yat Lung Industrial Limited (Yat Lung), a company that manufactures cassette and video tapes.  Mr. Hui is currently a director of Yat Lung.  In 2002, Yat Lung became a wholly owned subsidiary of Swing Media Technology Group Limited (Swing Media), an investment holding company that manufactures and trades cassette tapes, video tapes, VCD's, CDR's and DVDR's through its subsidiaries.  From January 2002 until May 2003, Mr. Hui served as Chairman and Chief Executive Officer of Swing Media.  Mr. Hui resigned as CEO of Swing Media in May 2003 and retains his position as Chairman.  Swing Media is a company listed on the Singapore Stock Exchange Dealings and Automated Quotation System (the “SGX-SESDAQ”).  In 2003, Mr. Hui established Chinarise Capital (International) Limited (Chinarise), a company that trades mobile phone handsets and components in Hong Kong.  He is currently the director of Chinarise.  We believe that his business and management experience qualifies him to serve as a member of the Company's board of directors.

Tang Chin Pang, Eric, age 51, has been our director since October 2005. Before joining us in October 2005, Mr. Tang is the corporate consultant for three years. From 1984 to 2001, Mr. Tang worked at Deloitte Touche Tohmatsu for seventeen years, including his last position as an audit senior manager. Mr. Tang graduated from Hong Kong Shue Yan University in 1984. He is a fellow of the Association of Chartered Certified Accountants and an associate member of the Hong Kong Institute of Certified Public Accountants. We believe that his business and management experience qualifies him to serve as a member of the Company's board of directors.

Dr. Tan Ah Mee, age 66, holds Doctor of Philosphy from International Management Centre, Buckingham, United Kingdom. Dr. Tan is Ex-Rotarian (Chartered) of Rotary Club of Tebrau, Jogn Baru and Elected Council Member of the Singapore Confederation of Industries (1998 – 2000), He is director of Heng Da Investments Pte. Limited, Ingmedia Pte. Limited and Yorkshire Capital Pte. Limited

Lau Yiu Nam, Eric, age 53, was admitted as a barrister in England and Australia. Mr. Lau returned to Hong Kong in 1983 and was employed in the Attorney General's Chambers as Crown Counsel before he went into private practice in 1996. Currently, Mr. Lau is the Head of his Chambers in Hong Kong which comprised of over 15 barristers practicing in commercial and civil litigation. He is independent non-executive director of Swing Media.

Qian Jian Yu, Mike, age 49, is the General Manager and founder of Shanghai Boda Electronics Co., Ltd. (“Boda”).  Prior to the establishment of Boda in September 2001, Mr. Qian worked for Arrow Electronics China Limited from 1998 to 2001. From 1986 to 1998, Mr. Qian worked for the Shanghai Space Bureau. Mr. Qian graduated from Nanjing University in 1986.

Cheung Wai Hung, Eddie, age 58, has been a branch manager of Shanghai Commercial Bank Limited for the past 12 years up to May 14, 2007. Mr. Cheung possesses a Bachelor degree of Commerce from Curtin University of Technology, Perth W. Australia, in 1998.

(a) Significant Employees

Other than our officers, there are no employees who are expected to make a significant contribution to our corporation.

(b) Family Relationships

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

AUDIT COMMITTEE

The Board does not have standing audit committee.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. If we makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, We will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in Form 8-K.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of the date of this Report, the Company is in the process of reviewing all transactions that may cause initial reports of ownership or changes in ownership to be filed on Form 3 (Initial Statement of Beneficial Ownership), Form 4 (Changes in Beneficial Ownership) and Form 5 (Annual Statement of Changes in Beneficial Ownership) which is required to be filed under applicable rules of the Commission.

COMPENSATION DISCUSSION AND ANALYSIS

Background and Compensation Philosophy

Our board of directors consists of six individuals:  (1) Hui Yan Sui, William, our Chief Executive Officer, Chairman of the Board and beneficial owner of 60.97% of our common stock; (2) Tang Chin Pang, Eric, our Executive Director; (3) Cheung Wai Hung, Eddie, our Chief Financial Officer; (4) Tan Ah Mee, a non-executive director; (5) Lau Yiu Nam, Eric, a non-executive director and (6) Qian Jian Yu, Mike, a non-executive director.  Our board of directors have historically determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and contributions made by the officers’ to our success.  Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee when it is established, on a yearly basis.  Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors have not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers.  Mr. Hui Yan Sui, William, Mr. Tang Chin Pang, Eric and Mr. Cheung Wai Hung, Eddie  have been and may continue to be involved when our board of directors deliberate compensation issues related to their compensation.

As our executive leadership and board of directors grow, our board of directors may decide to form a compensation committee charged with the oversight of executive compensation plans, policies and programs.

Elements of Compensation

We provide our executive officers solely with a base salary to compensate them for services rendered during the year.  Our policy of compensating our executives with a cash salary has served us well.  Because of our history of attracting and retaining executive talent, we do not believe it is necessary at this time to provide our executives discretionary bonuses, equity incentives, or other benefits in order for us to continue to be successful.

Base Salary

The yearly base salary of Mr. Cheung Wai Hung, Eddie for the 2012 was $54,191 (2011: $53,950).  Mr. Hui Yan Sui, William and Mr. Tang Chin Pang, Eric received no salary in 2012 and 2011.

Discretionary Bonus

We have not provided our executive officers with any discretionary bonuses at the moment but our board of directors may consider the necessity of such scheme in the future based on our financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and contributions made by the officers’ to our success.

Equity Incentives

We have not established equity based incentive program and have not granted stock based awards as a component of compensation.  In the future, we may adopt and establish an equity incentive plan pursuant to which awards may be granted if our board of directors determines that it is in the best interests of our stockholders and the Company to do so.

Retirement Benefits

Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites

We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for the years indicated earned by or awarded to Hui Yan Sui, William, our Chief Executive Officer, Tang Chin Pang, Eric, our Chief Financial Officer, and our other executive officers and employees whose total cash compensation exceeded $100,000, or the Named Executive Officers and employees, in fiscal year 2012.

Summary Compensation Table

							Nonqualified
Name						Non-Equity	Deferred	All
And				Stock	Option	Incentive Plan	Compensation	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Hui Yan Sui, William Chief Executive Officer; Director	2012	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-	-

Tang Chin Pang, Eric Executive Director	2012	-	-	-	-	-	-	-	-

	2011	-	-	-	-	-	-	-	-

Cheung Wai Hung, Eddie Chief Financial Officer	2012	54,191	-	-	-	-	-	-	54,191

	2011	53,590	-	-	-	-	-	-	53,950

Employment Agreements

No directors and officers have employment agreements with the Company or its subsidiary companies.

Compensation of Directors

There is no compensation awarded to or paid to the directors during 2012.

Recent Market Prices for our Common Stock

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “INCM.OB”.  As of July 15, 2013, there were: (i) 248 shareholders of record, without giving effect to determining the number of shareholders who hold shares in "street name" or other nominee status; (ii) no outstanding options to purchase shares of our common stock; (iii) outstanding 37,898,251 shares of our common stock, and (iv) no shares subject to registration rights.

The following table sets forth, for the fiscal quarters indicated, the high and low closing prices as reported by the Over-the-Counter Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Sales Price

	High	Low
Fiscal 2012
First Quarter	$0.06	$0.04
Second Quarter	$0.05	$0.04
Third Quarter	$0.04	$0.03
Fourth Quarter	$0.03	$0.03

Fiscal 2011
First Quarter	$0.09	$0.02
Second Quarter	$0.04	$0.03
Third Quarter	$0.03	$0.03
Fourth Quarter	$0.06	$0.04

Contact Information

Innocom Technology Holdings, Inc. executive offices are located at 26th Floor, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong, PRC.  Telephone number (852) 3102 1602.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of

Date: June 5, 2013

Inncom Technology Holdings, Inc.

/s/ William Hui Yan Sui

By: William Hui Yan Sui

Director

Exhibit 3

Form of Proposed Amendment to the Articles of Incorporation

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

INNOCOM TECHNOLOGY HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV - Capital Stock - The authorized capital stock of the corporation shall consist of two (2) classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the corporation will have authority to issue is Four Hundred Ninety Million (490,000,000) shares, par value of $.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference. The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000) shares, par value $0.001 per share. The Preferred Stock shall be entitled to preference over the Common Stock as designated by and in the sole discretion of the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

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